Exhibit 99.1

Open Text Reports Fourth Quarter and Fiscal Year 2010 Financial Results

Waterloo, ON, August 18, 2010 - Open Text(TM) Corporation (NASDAQ:OTEX) (TSX:OTC), today announced financial results for its fourth quarter and fiscal year ended June 30, 2010. (1)

Total revenue for the fourth quarter of fiscal 2010 was $240.0 million, up 18% compared to $203.4 million for the same period in the prior fiscal year. License revenue in the fourth quarter of fiscal 2010 was $68.5 million, up 9% compared to $63.0 million for the same period in the prior fiscal year.

Adjusted net income in the fourth quarter of fiscal 2010 was $54.9 million, up 40% compared to $39.2 million for the same period in the prior fiscal year. Adjusted earnings per share for the fourth quarter of fiscal 2010 was $0.95 per share on a diluted basis, up 30% compared to $0.73 per share on a diluted basis, for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles ("US GAAP") was $51.5 million or $0.89 per share on a diluted basis, compared to $19.5 million or $0.36 per share on a diluted basis for the same period in the prior fiscal year. (2)

Total revenue for fiscal 2010 was $912.0 million, up 16% compared to $785.7 million in the prior fiscal year. License revenue for fiscal 2010 was $238.1 million, up 4% compared to $229.8 million in the prior fiscal year.

Adjusted net income for fiscal 2010 was $178.0 million compared to $132.8 million in the prior fiscal year. Adjusted earnings per share for fiscal 2010 was $3.10 per share on a diluted basis, up 24% compared to $2.49 per share on a diluted basis, in the prior fiscal year. Net income for fiscal 2010 in accordance with US GAAP was $87.6 million, or $1.53 per share on a diluted basis, compared to $56.9 million, or $1.07 per share on a diluted basis, in the prior fiscal year. (2)

Operating cash flow in the fourth quarter of fiscal 2010 was $65.2 million, compared to $38.6 million for the same period in prior fiscal year. For the full 2010 fiscal year, Open Text generated $180.2 million in operating cash flow compared to $176.2 million in fiscal 2009.

The cash and cash equivalents balance as of June 30, 2010 was $326.2 million. Accounts receivable as of June 30, 2010, totaled $132.1 million, compared to $115.8 million as of June 30, 2009, and Days Sales Outstanding (DSO) was 50 days in the fourth quarter of fiscal 2010, compared to 51 days in the fourth quarter of fiscal 2009.

“Our focus for the year has been on profitability and I am pleased that in this difficult economic environment, we have exceeded our profitability targets with disciplined cost control," said John Shackleton, President and Chief Executive Officer of Open Text. “Demand for vertical solutions, as well as customer need for compliance and back office efficiencies, continue to contribute to our strong pipeline.”

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on August 18, 2010 at 5:00 p.m. ET to discuss its final financial results.

Date:	Wednesday, August 18, 2010
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-644-3414 800-814-4859 (Toll Free)

Investors should dial in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning August 18, 2010 at 7:00 p.m. ET through 11:59 p.m. on September 1, 2010 and can be accessed by dialing 416-640-1917 and using pass-code 4325575 followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/2/ex_event.html?evtype=events&id=701200000003lzHAAQ

About Open Text

Open Text™ is the world’s largest independent provider of Enterprise Content Management (ECM) software. The Company’s solutions manage information for all types of business, compliance and industry requirements in the world’s largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

Certain statements in this press release, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“Open Text” or “the Company”), may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on the Company’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the Company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. The Company’s assumptions, although considered reasonable by the Company at the date of this press release, may provide to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated there under; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; and (ix) demand for the Company’s products.

For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Copyright © 2010 by Open Text Corporation. “OPEN TEXT”, “OPEN TEXT EVERYWHERE” and the “OPEN TEXT ECM SUITE” are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1)	All dollar amounts in this press release are in US dollars unless otherwise indicated.

(2)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, special charges, share-based compensation, other income (expense) and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide a reconciliation of (unaudited) US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

The following tables present non GAAP-based measures and their reconciliation to GAAP, for the three months and year ended June 30, 2010:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In millions USD	Three months ended June 30, 2010	Percentage	Year ended June 30, 2010	Percentage	Open Text Fiscal 2010 Target Model
Revenue:

License	$68.5	28.5%	$238.1	26.1%	25-30%

Customer Support	129.1	53.8%	507.4	55.6%	50-55%

Service and Other	42.4	17.7%	166.5	18.3%	20-25%

Total Revenue	240.0		912.0

Cost of revenues (excluding amortization of acquired technology-based intangible assets)	60.3		236.0

Gross profit excluding amortization of acquired technology -based intangible assets	179.7	74.9%	676.0	74.1%	72-75%

Operating expenses:

Development	31.8	13.3%	129.4	14.2%	14-16%

Sales & Marketing	47.6	19.8%	198.2	21.7%	24-26%

General & Administration	21.3	8.9%	83.3	9.1%	9-10%

Depreciation	4.4	1.8%	17.4	1.9%	2%

	105.1		428.3

Gross margin less operating expenses	74.6		247.7

Add: Share -based compensation expense	2.6		6.6

Non GAAP-based Adjusted Operating Margin	77.2	32.2%	254.3	27.9%	22-27%

Less: Interest expense	2.0		10.4

Sub-total	75.2		243.9

Less: tax @ 27%	20.3		65.9

Non GAAP-based Adjusted Net Income	$54.9		$178.0

Non GAAP-based Adjusted Net Income per share	$0.95		$3.10

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:

Non GAAP-based Adjusted Operating Margin	$77.2	$254.3
Less:

Amortization	25.5	96.4

Share-based compensation expense	2.6	6.6	**

Special charges	8.6	43.7

Other expense, net	4.6	8.3

Interest expense, net	2.0	10.4
GAAP-based provision for (recovery of) income taxes	(17.6)	1.3

GAAP-based net income for the period	$51.5	$87.6

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:

		per share			per share

Non GAAP-based Adjusted Net Income	$54.9	$0.95	$178.0		$3.10
Less:

Amortization	25.5	0.44	96.4		1.68

Share-based compensation expense	2.6	0.04	6.6	**	0.11

Special charges	8.6	0.15	43.7		0.76

Other expense, net	4.6	0.08	8.3		0.14
GAAP-based provision for (recovery of) income taxes	(17.6)	(0.30)	1.3		0.02
Tax on non GAAP-based adjusted net income (per above)	(20.3)	(0.35)	(65.9)		(1.14)

GAAP-based net income for the period	$51.5	$0.89	$87.6		$1.53

*	Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.
**	In addition $3.2 million of share-based compensation is included within Special charges.

The following tables present non GAAP-based measures and their reconciliation to GAAP, for the three months and year ended June 30, 2009:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In millions USD	Three months ended June 30, 2009	Percentage	Year ended June 30, 2009	Percentage	Open Text Fiscal 2009 Target Model
Revenue:

License	$63.0	31.0%	$229.8	29.3%	25-30%

Customer Support	104.5	51.4%	405.4	51.6%	50-55%

Service and Other	35.9	17.6%	150.5	19.2%	20-25%

Total Revenue	203.4		785.7

Cost of revenues (excluding amortization of acquired technology-based intangible assets)	51.3		204.2

Gross profit excluding amortization of acquired technology -based intangible assets	152.1	74.8%	581.5	74.0%	72-75%
Operating expenses:

Development	28.8	14.2%	116.2	14.8%	14-16%

Sales & Marketing	47.9	23.5%	186.5	23.7%	24-26%

General & Administration	19.2	9.4%	73.8	9.4%	9-10%

Depreciation	3.2	1.6%	12.0	1.5%	2%

	99.1		388.5

Gross margin less operating expenses	53.0		193.0

Add: Share -based compensation expense	1.1		5.0

Non GAAP-based Adjusted Operating Margin	54.1	26.6%	198.0	25.2%	22-27%

Less: Interest expense	2.8		13.6

Sub-total	51.3		184.4

Less: tax @ 23.5% and 28%, respectively	12.1		51.6

Non GAAP-based Adjusted Net Income	$39.2		$132.8

Non GAAP-based Adjusted Net Income per share	$0.73		$2.49

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:

Non GAAP-based Adjusted Operating Margin	$54.1	$198.0
Less:

Amortization	17.3	81.0

Share-based compensation expense	1.1	5.0

Special charges	1.2	14.4

Other expense, net	3.0	3.2

Interest expense, net	2.8	13.6

GAAP-based provision for income taxes	9.2	23.9

GAAP-based net income for the period	$19.5	$56.9

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:

		per share		per share

Non GAAP-based Adjusted Net Income	$39.2	$0.73	$132.8	$2.49
Less:

Amortization	17.3	0.32	81.0	1.52

Share-based compensation expense	1.1	0.02	5.0	0.09

Special charges	1.2	0.02	14.4	0.27

Other expense, net	3.0	0.06	3.2	0.06

GAAP-based provision for income taxes	9.2	0.17	23.9	0.45
Tax on non GAAP-based adjusted net income (per above)	(12.1)	(0.22)	(51.6)	(0.97)

GAAP-based net income for the period	$19.5	$0.36	$56.9	$1.07

*	Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.

(3)	The following table provides a composition of our major currencies for revenue under U.S. GAAP and expenses, expressed as a percentage, for the fourth quarter and fiscal year ended June 30, 2010:

	Fourth quarter of fiscal 2010

Currencies	% of Revenue	% of Expenses*
EURO	25%	20%
GBP	9%	8%
CHF	5%	2%
CAD	10%	31%
USD	44%	31%
Others	7%	8%

Total	100%	100%

	Fiscal 2010

Currencies	% of Revenue	% of Expenses*
EURO	25%	22%
GBP	10%	8%
CHF	5%	3%
CAD	8%	26%
USD	44%	33%
Others	8%	8%

Total	100%	100%

*	Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation expense and special charges.

For more information, please contact:

Greg Secord

Vice President, Investor Relations

Open Text Corporation

519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

	June 30, 2010	June 30, 2009
ASSETS
Cash and cash equivalents	$326,192	$275,819
Accounts receivable trade, net of allowance for doubtful accounts of $4,868 as of June 30, 2010 and $4,208 as of June 30, 2009	132,143	115,802
Income taxes recoverable	44,509	4,496
Prepaid expenses and other current assets	21,086	18,172
Deferred tax assets	15,714	20,621

Total current assets	539,644	434,910
Investments in marketable securities	—	13,103
Capital assets	54,286	45,165
Goodwill	671,624	576,111
Acquired intangible assets	328,193	315,048
Deferred tax assets	27,405	69,877
Other assets	44,454	13,064
Long-term income taxes recoverable	48,418	39,958

Total assets	$1,714,024	$1,507,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$119,604	$116,992
Current portion of long-term debt	15,486	3,449
Deferred revenues	219,752	189,397
Income taxes payable	39,666	10,356
Deferred tax liabilities	28,384	508

Total current liabilities	422,892	320,702
Long-term liabilities:
Accrued liabilities	15,755	21,099
Pension liability	15,888	15,803
Long-term debt	285,026	299,234
Deferred revenues	10,085	7,914
Long-term income taxes payable	64,699	47,131
Deferred tax liabilities	13,459	108,889

Total long-term liabilities	404,912	500,070
Shareholders’ equity:
Share capital
56,825,995 and 52,716,751 Common Shares issued and outstanding at June 30, 2010 and June 30, 2009, respectively; Authorized Common Shares: unlimited	602,868	457,982
Additional paid-in capital	61,298	52,152
Accumulated other comprehensive income	44,021	71,851
Retained earnings	192,033	104,479
Treasury stock, at cost (307,579 and nil shares, respectively at June 30, 2010 and June 30, 2009)	(14,000)	—

Total shareholders’ equity	886,220	686,464

Total liabilities and shareholders’ equity	$1,714,024	$1,507,236

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

	Year ended June 30,
	2010	2009	2008
Revenues:
License	$238,074	$229,818	$219,103
Customer support	507,452	405,310	363,580
Service and other	166,497	150,537	142,849

Total revenues	912,023	785,665	725,532

Cost of revenues:
License	16,922	16,204	15,415
Customer support	83,741	68,902	58,764
Service and other	135,396	118,998	117,037
Amortization of acquired technology-based intangible assets	60,472	47,733	41,515

Total cost of revenues	296,531	251,837	232,731

Gross profit	615,492	533,828	492,801

Operating expenses:
Research and development	129,378	116,164	107,206
Sales and marketing	198,208	186,533	172,873
General and administrative	83,295	73,842	69,985
Depreciation	17,425	12,012	12,017
Amortization of acquired customer-based intangible assets	35,940	33,259	30,759
Special charges (recoveries)	43,666	14,434	(418)

Total operating expenses	507,912	436,244	392,422

Income from operations	107,580	97,584	100,379

Other income (expense), net	(8,349)	(3,238)	(1,521)
Interest expense, net	(10,366)	(13,620)	(22,859)

Income before income taxes	88,865	80,726	75,999
Provision for income taxes	1,311	23,788	22,993

Net income for the year	$87,554	$56,938	$53,006

Net income per share—basic	$1.56	$1.09	$1.04

Net income per share—diluted	$1.53	$1.07	$1.01

Weighted average number of Common Shares outstanding—basic	56,280	52,030	50,780

Weighted average number of Common Shares outstanding—diluted	57,385	53,271	52,604

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

	Year ended June 30,
	2010	2009	2008
Cash flows from operating activities:
Net income for the year	$87,554	$56,938	$53,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	113,837	93,004	84,291
In-process research and development	—	121	500
Share-based compensation expense	9,765	5,032	3,789
Excess tax benefits from share-based compensation	(1,143)	(8,631)	(1,079)
Pension expense	211	1,377	—
Amortization of debt issuance costs	1,390	1,099	1,220
Unrealized (gain) loss on financial instruments	(878)	(1,682)	3,178
Loss on sale and write down of capital assets	136	130	—
Release of unrealized gain on marketable securities to income	(4,353)	—	—
Deferred taxes	(24,219)	(9,914)	(24,326)
Impairment and Other non cash charges	577	223	—
Changes in operating assets and liabilities:
Accounts receivable	24,521	43,761	(5,626)
Prepaid expenses and other current assets	(814)	(3,080)	(168)
Income taxes	5,066	23,274	12,600
Accounts payable and accrued liabilities	(11,340)	(15,999)	3,566
Deferred revenue	3,077	(6,861)	33,751
Other assets	(23,196)	(2,622)	1,274

Net cash provided by operating activities	180,191	176,170	165,976
Cash flows from investing activities:
Additions of capital assets-net	(19,314)	(12,150)	(6,895)
Purchase of Burntsand Inc., net of cash acquired	(8,163)	—	—
Purchase of Nstein Technologies Inc., net of cash acquired	(20,370)	—	—
Purchase of New Generation Consulting Inc.	(3,500)	—	—
Purchase of Vignette Corporation, net of cash acquired	(90,600)	—	—
Purchase of Vizible Corporation	—	(850)	—
Purchase of Captaris Inc., net of cash acquired	—	(101,033)	—
Purchase of eMotion LLC, net of cash acquired	(556)	(3,635)	—
Purchase of a division of Spicer Corporation	—	(11,437)	—
Purchase consideration for prior period acquisitions	(12,843)	(22,794)	(21,522)
Investments in marketable securities	—	(8,930)	—
Maturity of short-term investments	45,525	—	—

Net cash used in investing activities	(109,821)	(160,829)	(28,417)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	1,143	8,631	1,079
Proceeds from issuance of Common Shares	9,971	19,593	12,272
Purchase of Treasury Stock	(14,000)	—	—
Repayment of long-term debt	(3,485)	(3,426)	(63,616)
Debt issuance costs	(1,024)	—	(349)

Net cash provided by (used in) financing activities	(7,395)	24,798	(50,614)
Foreign exchange gain (loss) on cash held in foreign currencies	(12,602)	(19,236)	17,992
Increase in cash and cash equivalents during the year	50,373	20,903	104,937
Cash and cash equivalents at beginning of the year	275,819	254,916	149,979

Cash and cash equivalents at end of the year	$326,192	$275,819	$254,916

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

	Three months ended June 30,
	2010	2009
Revenues:
License	$68,527	$62,973
Customer support	129,077	104,494
Service and other	42,430	35,889

Total revenues	240,034	203,356

Cost of revenues:
License	5,400	3,534
Customer support	20,532	18,675
Service and other	34,360	29,100
Amortization of acquired technology-based intangible assets	16,134	13,562

Total cost of revenues	76,426	64,871

Gross profit	163,608	138,485

Operating expenses:
Research and development	31,835	28,829
Sales and marketing	47,644	47,928
General and administrative	21,288	19,238
Depreciation	4,443	3,165
Amortization of acquired customer-based intangible assets	9,378	3,730
Special charges	8,571	1,200

Total operating expenses	123,159	104,090

Income from operations	40,449	34,395

Other expense, net	(4,564)	(3,039)
Interest expense, net	(1,979)	(2,848)

Income before income taxes	33,906	28,508
Provision for (recovery of) income taxes	(17,603)	9,027

Net income for the period	$51,509	$19,481

Net income per share—basic	$0.91	$0.37

Net income per share—diluted	$0.89	$0.36

Weighted average number of Common Shares outstanding—basic	56,802	52,648

Weighted average number of Common Shares outstanding—diluted	57,897	53,670

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

	Three months ended June 30,
	2010	2009
Cash flows from operating activities:
Net income for the period	$51,509	$19,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,955	20,457
Share-based compensation expense	2,611	1,075
Excess tax benefits from share-based compensation	(239)	(249)
Pension expense	(351)	253
Amortization of debt issuance costs	326	268
Unrealized (gain) loss on financial instruments	—	(1,548)
Deferred taxes	(20,505)	(6,337)
Impairment and Other non cash charges	(253)	—
Changes in operating assets and liabilities:
Accounts receivable	568	(4,136)
Prepaid expenses and other current assets	492	665
Income taxes	23,304	13,618
Accounts payable and accrued liabilities	126	2,731
Deferred revenue	4,106	(5,557)
Other assets	(26,429)	(2,094)

Net cash provided by operating activities	65,220	38,627
Cash flows from investing activities:
Additions of capital assets-net	(4,045)	(5,842)
Purchase of Burntsand Inc., net of cash acquired	(8,163)	—
Purchase of Nstein Technologies Inc., net of cash acquired	(20,370)	—
Purchase of New Generation Consulting Inc,	(3,500)	—
Purchase of Vizible Corporation	—	(850)
Purchase consideration for prior period acquisitions	(1,436)	(5,604)

Net cash used in investing activities	(37,514)	(12,296)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	239	249
Proceeds from issuance of Common Shares	1,034	1,919
Purchase of Treasury Stock	(14,000)	—
Repayment of long-term debt	(878)	(856)

Net cash provided by (used in) financing activities	(13,605)	1,312
Foreign exchange gain (loss) on cash held in foreign currencies	(9,237)	11,128
Increase in cash and cash equivalents during the period	4,864	38,771
Cash and cash equivalents at beginning of the period	321,328	237,048

Cash and cash equivalents at end of the period	$326,192	$275,819